Exhibit 4.1
EXECUTION VERSION

CRESTWOOD MIDSTREAM PARTNERS LP
CRESTWOOD MIDSTREAM FINANCE CORPORATION
7.75% SENIOR NOTES DUE 2019

INDENTURE
Dated as of April 1, 2011

The Bank of New York Mellon Trust Company, N.A.
Trustee

ii

iii

     INDENTURE dated as of April 1, 2011 among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), the Guarantors (as defined herein) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee.
     The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $200,000,000 aggregate principal amount of the Issuers’ 7.75% Senior Notes due 2019 (the “Initial Notes”), (b) any Additional Notes (as defined herein) that may be issued after the date hereof and (c) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Company’s Exchange Notes (as defined herein) issued in the Exchange Offer (as defined herein) in exchange for any outstanding Initial Notes or Additional Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
     “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Assets” means:
     (1) any properties or assets to be used by the Company or a Restricted Subsidiary in a Permitted Business; or
     (2) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.
     “Additional Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

     “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes whether or not they bear the same “CUSIP” number.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of the Note; and
     (2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at April 1, 2015 (such redemption price being set forth in the table appearing in Section 3.07(b) hereof), plus (ii) all required interest payments due on the Note through April 1, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Acquisition” means:
     (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or
     (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and
     (2) the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than preferred equity of Restricted Subsidiaries issued in compliance with

Section 4.09 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $10.0 million;
     (2) a transfer of assets between or among the Company and any Restricted Subsidiary;
     (3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;
     (4) the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;
     (5) the sale or discounting of accounts receivable in the ordinary course of business;
     (6) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties;
     (7) any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;
     (8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;
     (9) a Restricted Payment that does not violate Section 4.07 hereof or is a Permitted Investment;
     (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (11) the granting of Liens not otherwise prohibited by this Indenture;
     (12) the surrender, or waiver of contract rights, leases, or settlement, release or surrender of contract, tort or other claims; and
     (13) any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Company.
     “Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.
     “Bank Product Obligations” means all obligations and liabilities of any kind, nature or character (whether direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, due or to become due in existence on the Issue Date or thereafter incurred) of the Company or any Guarantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, commercial credit card, purchasing card, merchant card, cash management or automated clearing house transfers of funds services or any related services, including all renewals, extensions and modifications thereof and all costs, attorneys’ fees and expenses incurred by a holder of Bank Product Obligations in connection with the collection or enforcement thereof.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;
     (3) with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close in New York State.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Contributions” means the aggregate amount of cash contributions made to the capital of the Company or any Guarantor described in the definition of “Contribution Indebtedness.”
     “Cash Equivalents” means:
     (1) United States dollars or other currencies held by the Company and any of its Restricted Subsidiaries from time to time in the ordinary course of business;
     (2) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality of such government (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
     (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Revolving Credit Facility or any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or at least P-1 by Moody’s or having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
     (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
     (5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
     (6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;
     (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and
     (8) Indebtedness or preferred equity issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition.
     “Change of Control” means the occurrence of any of the following:

     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders or a Permitted Group; or
     (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Permitted Holders or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company measured by voting power rather than number of shares.
Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock of another form of entity will not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no other “person” (other than a Permitted Group) Beneficially Owns more than 50% of the Voting Stock of such entity.
     “Clearstream” means Clearstream Banking, S.A.
     “Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement and designed to protect such Person against fluctuation in commodity prices.
     “Company” means the Person named as the “Company” in the first introductory paragraph to this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the “Company” shall mean such successor Person.
     “Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
     (1) the provision for taxes based on income, profits or capital, including without limitation provincial, state, franchise, local, foreign and similar taxes, of such Person and its Restricted Subsidiaries for such period; plus
     (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus
     (3) depreciation, accretion, depletion, amortization (including amortization of goodwill and other intangibles, deferred financing fees, debt issuance costs, commissions and expenses and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses (other than financing costs) that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets (including pursuant to the application of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangibles” and Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”) and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus
     (4) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus
     (5) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus
     (6) the amount of management, consulting, monitoring and advisory fees and related expenses paid or accrued during such period; plus
     (7) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods; plus
     (8) to the extent not otherwise included, the proceeds of any business interruption insurance received during such period; plus
     (9) to the extent actually reimbursed (and not otherwise included in arriving at Consolidated Net Income), expenses covered by indemnification provisions in any agreement in connection with any transaction involving the Company or any of its Subsidiaries.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any deduction for preferred equity dividends or distributions; provided that:
     (1) any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements), severance, relocation, and other restructuring costs, any pre-operating expenses that are expensed and not capitalized, and fees, expenses or charges related to any offering of securities of such Person or other financing transaction, any Investment, acquisition, disposition or incurrence or repayment or early extinguishment of Indebtedness or other obligations permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges, and any financing charges, including penalty interest and bank charges, related to any Indebtedness or other obligations, in each case, shall be excluded;
     (2) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

     (3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;
     (4) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;
     (5) (A) the net income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the net income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amount included in clause (A);
     (6) any increase in depreciation, accretion, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;
     (7) accruals and reserves that are established within 12 months after an acquisition’s closing date and that are so required to be established as a result of such transaction in accordance with GAAP or as a result of a modification of accounting policies shall be excluded;
     (8) any impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141 and all asset write-downs and asset write-offs shall be excluded;
     (9) any long-term incentive plan accruals and any compensation expense realized from grants of stock or unit appreciation or similar rights, stock or unit options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;
     (10) (A) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standard No. 133), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by GAAP shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship;
     (11) the cumulative effect of a change in accounting principles will be excluded; and
     (12) the amount by which any income or charge attributable to a post-employment benefit scheme differs from the current service costs attributable to the scheme will be excluded.
     “Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.
     “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any performance, leases, dividends, taxes or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
     (1) to purchase any such primary obligation or any property constituting direct or indirect security thereof;
     (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.
     “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
     “Contribution Indebtedness” means Indebtedness of the Company or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of the Company or such Guarantor after the Issue Date; provided that:
     (1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the equity capital of the Company or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes; and
     (2) such Contribution Indebtedness (x) is incurred within 180 days after the making of such cash contributions and (y) is designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.
Any cash contribution to the equity capital of the Company or any Guarantor that forms the basis for an incurrence of Contribution Indebtedness will be disregarded for purposes of Section 4.07 hereof.
     “Corporate Trust Office of the Trustee” means the office of the Trustee at which at any particular time its corporate trust business in Houston, Texas shall be principally administered, which office as of the date of this instrument is specified in Section 12.02 hereof, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 101 Barclay Street, New York, New York 10286; Attention: Corporate Trust Division — Corporate Finance Unit, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.
     “Credit Facilities” means one or more debt facilities (including, without limitation, the Revolving Credit Facility), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing

(including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, debt securities or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
     “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
     “Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
     “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
     “Designated Preferred Stock” means Capital Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) that is issued for cash (other than to any of the Company’s Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (2)(B)(i)(b) of Section 4.07(a) hereof.
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, preferred units of the Company authorized on the Issue Date do not constitute Disqualified Stock.
     “Domestic Subsidiary” of a Person means any Subsidiary of the referent Person that is not a Foreign Subsidiary.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock and other than to a Subsidiary of the Company) of the Company or (ii) an offer and sale of Capital Stock (other than Disqualified Stock and other than to the Company or a Subsidiary of the Company) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the equity capital of the Company) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or such direct or indirect parent company), or (y) a private issuance exempt from registration under the Securities Act.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.
     “Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from:
     (1) contributions to its common equity capital; and
     (2) the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,
in each case designated as “Excluded Contributions” pursuant to an Officers’ Certificate, the net cash proceeds of which are excluded from and have not been used towards the calculation set forth in clause (2)(B)(i)(b) of Section 4.07(a) hereof or any portion of Incremental Funds calculated therefrom.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Company for transactions less than $25.0 million and (ii) the Board of Directors of the Company (unless otherwise provided in this Indenture) for transactions valued at, or in excess of, $25.0 million.
     “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such

Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.
     For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under this Indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
     (3) all cash dividend payments or other cash distributions on any series of preferred equity of such Person (provided that in no event will any preferred units of the Company issued in kind as a distribution pursuant to the Partnership Agreement on or after the Issue Date be considered to be a Fixed Charge) and all other dividend payments or other distributions on the Disqualified Stock of such Person; less
     (4) interest income; less
     (5) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP; less
     (6) accretion or accrual of discounted liabilities not constituting Indebtedness; less
     (7) any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition; and less
     (8) Additional Interest.
     “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and does not guarantee or otherwise provide direct credit support for any Indebtedness of the Company, and any Restricted Subsidiary of such Foreign Subsidiary.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the date of this Indenture.

     “Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
     “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
     “Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
     “Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
     “Guarantors” means any Subsidiary of the Company (other than the Co-Issuer) that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.
     “Holder” means a Person in whose name a Note is registered.
     “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by (A) bonds, notes, debentures or similar instruments or (B) letters of credit (or reimbursement agreements in respect thereof); provided that the underlying obligation in respect of which the letter of credit was issued would, under one or more of clause (1) above or (3) to (6) below, be treated as being Indebtedness;
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or
     (6) to the extent not otherwise included in this definition, Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c) asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; or (d) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries incurred without violation of this Indenture.
     “Indenture” means this Indenture, as amended or supplemented from time to time.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
     “Initial Notes” has the meaning assigned to it in the preamble to this Indenture.
     “Initial Purchasers” means UBS Securities LLC, BNP Paribas Securities Corp., RBC Capital Markets, LLC, RBS Securities Inc.
     “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
     “Investment Grade Rating” means a Moody’s rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB- (or the equivalent) or higher, or, if either such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.
     “Investment Grade Securities” means:
     (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

     (2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and
     (3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
     “Issue Date” means April 1, 2011.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), hypothecation, assignment, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than securities representing an interest in a joint venture that is not a Subsidiary or the Company), any purchase option, call or similar right of a third party with respect to such securities.
     “Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on The New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.
     “Material Restricted Subsidiary” means any Restricted Subsidiary of the Company whose gross assets or Consolidated Adjusted EBITDA (in each case excluding intra-group items (except for power-by-the-hour maintenance, lease and similar or related transactions)) are equal to or exceed 5.0% of Consolidated Net Tangible Assets or Consolidated Adjusted EBITDA of the Company and its Subsidiaries.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
     “Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, any Additional Notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and any Exchange Notes.
     “Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.
     “Offering Memorandum” means that certain offering memorandum, dated March 25, 2011, relating to the initial offering of the Notes.
     “Officer” means, with respect to any Person, the chairman of the Board of Directors, the principal executive officer, the president, the principal operating officer, the principal financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person (or, if such Person is a limited partnership, the general partner of such Person).

     “Officers’ Certificate” means a certificate signed by any two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.
     “Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.
     “Opinion of Counsel” means an opinion from legal counsel, who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof, who may be an employee of or counsel to the Company or any Subsidiary of the Company.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
     “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company dated as of the Issue Date as in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.
     “Permitted Business” means the businesses of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.
     “Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary or in any joint venture; provided that:
     (1) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds not previously expended pursuant to Section 4.07 hereof at the time of such Investment; provided that the amount of any such Investment will be excluded from clauses (2)(B)(i)(a) - (2)(B)(i)(d) of Section 4.07(a) hereof or any portion of Incremental Funds resulting from such clauses (2)(B)(i)(a) - (2)(B)(i)(d) of Section 4.07(a) hereof;
     (2) if such Unrestricted Subsidiary or joint venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to be incurred by the Company and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

     (3) such Unrestricted Subsidiary’s or joint venture’s activities are not outside the scope of the Permitted Business.
     “Permitted Group” means any group of investors that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to the Company’s initial public offering of limited partnership interests, by virtue of the Partnership Agreement, as the same may be amended, modified or supplemented from time to time; provided that no single Person (other than the Permitted Holders) Beneficially Owns (together with its Affiliates) more of the Voting Stock of the Company that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Permitted Holders in the aggregate.
     “Permitted Holders” means First Reserve Management, LP and its Affiliates. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
     “Permitted Investments” means:
     (1) any Investment in the Company or in a Restricted Subsidiary of the Company;
     (2) any Investment in cash, Cash Equivalents or Investment Grade Securities;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company; or
     (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
and, in each case, any Investment held by any such Person;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent company of the Company;
     (6) any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (7) Investments represented by Hedging Obligations;

     (8) loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary of the Company;
     (9) repurchases of the Notes;
     (10) Permitted Business Investments;
     (11) any Affiliate transaction to the extent it constitutes an Investment, that is permitted by and made in accordance with the provisions of Section 4.11(b) hereof (except for transactions described in clauses (3), (6), (7), (8), (9), (10), (12) and (13) of Section 4.11(b));
     (12) (A) Guarantees issued in accordance with Section 4.09 and Section 4.15 hereof and (B) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business or consistent with past practice;
     (13) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;
     (14) Investments consisting of purchases and acquisitions of parts, buildings, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and
     (15) additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed the greater of (A) $35.0 million and (B) 4.5% of Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (15) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary;
provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (15) so that the entire Investment would be a Permitted Investment.
     “Permitted Liens” means:
     (1) Liens with respect to the Revolving Credit Facility or any other Credit Facilities;
     (2) Liens in favor of the Company or any of its Restricted Subsidiaries;
     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

     (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
     (5) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;
     (6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;
     (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;
     (8) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(16) hereof;
     (9) Liens existing on the Issue Date;
     (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (11) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
     (12) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;
     (13) leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;
     (14) easements, rights of way, zoning and similar restrictions, reservations or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;
     (15) Liens created for the benefit of (or to secure) the Notes, the Note Guarantees, and any exchange notes or exchange guarantees;
     (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

     (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
     (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
     (17) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (18) Liens arising out of judgments constituting an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;
     (19) Liens to secure Indebtedness permitted to be incurred pursuant to Section 4.09(b)(13) hereof;
     (20) licenses of intellectual property in the ordinary course of business;
     (21) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
     (22) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;
     (23) Liens to secure a defeasance trust;
     (24) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;
     (25) Liens securing insurance premium financing arrangements; provided that such Lien is limited to the applicable insurance contracts;
     (26) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with this Indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Company’s historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Revolving Credit Facility) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (7) above;

     (27) Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business and on arm’s length terms;
     (28) Liens arising by way of set-off or pledge (in favor of the account holding bank) arising by operation of law or pursuant to standard banking terms or conditions; provided that the relevant bank account has not been set up nor has the relevant credit balance arisen in order to implement a secured financing;
     (29) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (30) Liens securing Hedging Obligations;
     (31) any (a) interest or title of a lessor or sublessor under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b) or (d) Liens over rental deposits with a lessor pursuant to a property lease entered into in the ordinary course of business;
     (32) Liens incurred under or in connection with lease and sale and leaseback transactions and novations and any refinancings thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sub-lease rights, insurances relating thereto and rental deposits; and
     (33) Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed the greater of (A) $40.0 million and (B) 5.0% of Consolidated Net Tangible Assets at any one time outstanding.
     “Permitted Payments to Parent” means, without duplication as to amounts:
     (1) payments to any parent companies of the Company in amounts equal to the amounts required for any direct payment of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries; and
     (2) dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with Section 4.09 hereof.

     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the Company’s Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees, expenses and accrued interest incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;
     (3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
     (4) such Permitted Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 1, 2011, among the Issuers, the Guarantors and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
     “Regulation S” means Regulation S promulgated under the Securities Act.

     “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
     “Related Party” means:
     (1) any controlling stockholder, partner, member, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Equity Investor;
     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 50% or more controlling interest of which consist of any one or more Equity Investors and/or such other Persons referred to in the immediately preceding clause; or
     (3) any Person with whom an Equity Investor or a Related Party (under clause (1) or (2) of this definition of Related Party) may be deemed as part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
     “Reporting Failure” means the failure of the Company to comply with the provisions specified in Section 4.03 hereof (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act).
     “Responsible Officer” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division — Corporate Finance Unit of the Trustee (or any successor division or unit of the Trustee) located at the Corporate Trust Office of the Trustee who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
     “Revolving Credit Facility” means that certain amended and restated credit agreement, dated as of October 1, 2010, by and among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder, BNP Paribas, as Collateral Agent and as Administrative Agent, and the other parties thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, replacements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09 hereof).
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Services and its successors and assigns.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “SFAS” means Statement of Financial Accounting Standards.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
     “Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any Contingent Obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interest or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

     “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2015; provided, however, that if the period from the redemption date to April 1, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
     “Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that, in each case, such Subsidiary:
     (1) except to the extent permitted by subclause (2)(b) of the definition of Permitted Business Investments, has no Indebtedness other than Non-Recourse Debt (other than guarantees of performance of the Unrestricted Subsidiary made in the ordinary course of business, excluding guarantees of Indebtedness for borrowed money);
     (2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
     (3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
     “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
Section 1.02 Other Definitions.

	Defined
Term	in Section
“Affiliate Transaction”	4.11	(a)
“Asset Sale Offer”	4.10	(c)
“Authentication Order”	2.02
“Calculation Date”	1.01
“Change of Control Offer”	4.14	(a)
“Change of Control Payment”	4.14	(a)
“Change of Control Payment Date”	4.14	(a)
“Co-Issuer”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10	(c)
“Fall-Away Period”	4.17
“Incremental Funds”	4.07	(a)
“incur”	4.09	(a)
“Initial Lien”	4.12
“Issuers”	Preamble
“Legal Defeasance”	8.02
“Offer Period”	4.10	(e)
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09	(b)
“Registrar”	2.03
“Restricted Payments”	4.07	(a)
“Trailing Four Quarters”	4.07	(a)
Section 1.03 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;
     “indenture security Holder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.
     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction.
     Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and in the plural include the singular;
     (v) “will” shall be interpreted to express a command;
     (vi) provisions apply to successive events and transactions;
     (vii) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
     (viii) references to Sections, Articles, Exhibits, Subsections or other subdivisions are references to Sections, Articles, Exhibits, Subsections or other subdivisions of this Indenture unless otherwise specified; and
     (ix) the words “hereof,” “herein,” “hereunder” and words of similar import are references to this Indenture as a whole and not to any particular provisions of this Indenture.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating.
     (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law,

stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
     At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.
     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
     A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Issuers signed by two Officers of each of the Issuers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes and any Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.
     The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.
     The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
     The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
     The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary of the Company) will have no further liability for the money. If the Issuers or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:
     (1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;
     (2) the Issuers, at their option and subject to the procedures of the Depositary, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or
     (3) there has occurred and is continuing an Event of Default with respect to the Notes.
     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
     (A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
     (B) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
     Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Notwithstanding the provisions of the first sentence of this subparagraph (4), at the option of the Issuers, beneficial interests in a Restricted Global Note shall automatically be exchanged for beneficial interests in an Unrestricted Global Note upon the Issuers’ compliance in full with the Depositary’s “Procedures for the Mandatory Exchange of Rule 144A Securities for Unrestricted Securities” or “Procedures for the Mandatory Exchange of Regulation S Securities for Unrestricted Securities,” as applicable (or such replacement procedures as the Depositary shall put in place). Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(4), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(b)(4) of all of the beneficial interests in a Restricted Global Note to an Unrestricted Global Note, such Restricted Global Note shall be cancelled.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
     (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

     (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuers or any of the Company’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
     (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
     (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

     (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers or the Guarantors;
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:
     (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and
     (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.
     Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (1) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A

U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT SHALL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY: (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 901 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE ISSUERS RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE

REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
     (1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

     (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.14 and 9.05 hereof).
     (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
     (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
     (5) Neither the Registrar nor the Issuers will be required:
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
     (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
     (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
     (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
     (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
     (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
Section 2.07 Replacement Notes.
     If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the

Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.
     Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
     If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
     If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
     If the Paying Agent (other than the Issuers, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09 Treasury Notes.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10 Temporary Notes.
     Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
     If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 CUSIP Numbers.
     The Issuers in issuing the Notes may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP”, “ISIN” or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” or other similar numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
     If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:
(1)	the clause of this Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of Notes to be redeemed;

(4)	the redemption price; and

(5)	applicable CUSIP Numbers.
Section 3.02 Selection of Notes to Be Redeemed.
     If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption or purchase as follows:

     (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
     (2) if the Notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of Global Notes, based on DTC’s method that most nearly approximates a pro rata selection).
     In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; provided that no Notes of $2,000 or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03 Notice of Redemption.
     (a) Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
     The notice will identify the Notes (including CUSIP Numbers) to be redeemed and will state:
     (1) the redemption date;
     (2) the redemption price;
     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
     (4) the name and address of the Paying Agent;
     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

     (9) if in connection with any conditional notice of redemption pursuant to Section 3.07(e) hereof, any condition to the related redemption.
     At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Notice of any redemption of Notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of a related Equity Offering and, in the case of a redemption with the proceeds of an Equity Offering, may be given prior to the completion thereof. Notes called for redemption become due on the date fixed for redemption unless redemption is conditioned upon the closing of a specified transaction.
Section 3.04 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, except as provided for in Section 3.03 and 3.07(e) hereof. The notice, if mailed in accordance with Section 3.03 hereof, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
Section 3.05 Deposit of Redemption Price.
     One Business Day prior to the redemption date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.
     If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed in Part.
     Upon surrender of a Note that is redeemed in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an

Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.
Section 3.07 Optional Redemption.
     (a) On any one or more occasions prior to April 1, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 107.75% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:
     (1) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuers and the Company’s Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.
     (b) On any one or more occasions after April 1, 2015, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage

2015	103.8750%
2016	101.9375%
2017 and thereafter	100.0000%
     Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (c) On any one or more occasions prior to April 1, 2015, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).
     (d) Except pursuant to this Section 3.07 above, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2015. The Issuers will not, however, be prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.
     (e) Any notice of any redemption pursuant to this Section 3.07 may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.
     (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
     The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
     The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest and Additional Interest, if any, then due. The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
     The Issuers will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
     The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.
     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC, and provide the Trustee and Holders with copies thereof, without cost to each Holder:
     (1) within 90 days after the end of each fiscal year (or such longer period as may be permitted by the SEC if the Company were then subject to such SEC reporting requirements as a non-accelerated filer), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form) (but only to the extent similar information is included in the Offering Memorandum) including, without limitation, a management’s discussion and analysis of financial information and a report by the Company’s certified independent accountants;
     (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such longer period as may be permitted by the SEC if the Company were then subject to such SEC reporting requirements as a non-accelerated filer), quarterly reports on Form 10-Q containing the information required to be contained therein (or any successor or comparable form) (but only to the extent similar information is included in the Offering Memorandum) including, without limitation, a management’s discussion and analysis of financial information; and
     (3) within the time period specified for filing current reports on Form 8-K by the SEC, such other current reports on Form 8-K (or any successor or comparable form) containing substantially all the information required to be contained therein (or any successor or comparable form).
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (b) In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same be accompanied by consolidated information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.
     (c) For so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     (d) Notwithstanding the foregoing, the Company will be deemed to have furnished each of the reports referred to above to the Trustee and the Holders if the Company or any direct or indirect parent of the Company has filed such reports with the SEC via the EDGAR (or any successor) filing system and such reports are publicly available.

Section 4.04 Compliance Certificate.
     (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended December 31, 2011) an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.
     (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.
Section 4.05 Intentionally Omitted.
Section 4.06 Intentionally Omitted.
Section 4.07 Restricted Payments.
     (a)
     (1) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (A) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);
     (B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
     (C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuers or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the Notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

     (D) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless,
     (2) at the time of and after giving effect to such Restricted Payment,
     (A) no Default (except a Reporting Failure) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and
     (B) either:
     (i) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (17) of Section 4.07(b) hereof), is less than the sum, without duplication, of:
     (a) Available Cash from Operating Surplus as of the end of the immediately preceding quarter for which internal financial statements are available at the time of such Restricted Payment; plus
     (b) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since the Issue Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions or Cash Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
     (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus
     (d) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, or from mergers or consolidations with or into, or transfers of assets to, the Company or a Restricted Subsidiary of the Company, 100% of the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus
     (e) the aggregate amount of Incremental Funds previously expended pursuant to this clause (a)(2)(B)(i) and clause (a)(2)(B)(ii) below; or
     (ii) if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries with respect to the quarter for which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2) through (17) of Section 4.07(b) hereof), is less than the sum, without duplication, of:
     (a) $95.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (a)(2)(B)(ii)(a) since the Issue Date; plus
     (b) Incremental Funds to the extent not previously expended pursuant to this clause (a)(2)(B)(ii) or clause (a)(2)(B)(i) above.
     (b) The provisions of Section 4.07(a) hereof will not prohibit:
     (1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (2)(B)(i)(b) of Section 4.07(a) hereof or any portion of Incremental Funds resulting from clause (2)(B)(i)(b) of Section 4.07(a) hereof;
     (3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary of the Company that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
     (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

     (5) the purchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such purchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, shareholders’ or members’ agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interest appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:
     (A) the cash proceeds (other than Excluded Contributions and Cash Contributions) received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (2)(B)(i) of Section 4.07(a) hereof or any portion of Incremental Funds resulting from clause (2)(B)(i) of Section 4.07(a) hereof or clause (2) of Section 4.07(b) hereof; plus
     (B) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;
provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any single calendar year; or
     (6) the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of options, warrants, incentives or rights to acquire Equity Interests;
     (7) the declaration and payment of regularly scheduled or accrued dividends or distributions (A) with respect to preferred units of the Company outstanding on the Issue Date or issued as an in-kind distribution pursuant to the Partnership Agreement and (B) to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described under Section 4.09(a) hereof;
     (8) Permitted Payments to Parent;

     (9) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date; provided, however, that (A) the Company would, at the time of such issuance of Designated Preferred Stock and after giving pro forma effect to such issuance (and the payment of dividends or distributions thereunder) as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) and (B) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by the Company (including any such proceeds contributed to the Company by any direct or indirect parent company of the Company) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;
     (10) any payments made in connection with the consummation of the offering of the Initial Notes;
     (11) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company and its Restricted Subsidiaries;
     (12) the satisfaction of change of control obligations and asset sale obligations once the Company has fulfilled its obligations under this Indenture with respect to a Change of Control or an Asset Sale;
     (13) the repayment of intercompany debt that was permitted to be incurred under this Indenture;
     (14) cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent permitted by Section 4.11 hereof (other than Section 4.11(b)(6) hereof);
     (15) the payment of dividends or distributions on the Company’s common equity (or the payment of dividends or distributions to a direct or indirect parent company of the Company to fund the payment by such parent company of dividends or distributions on its common equity) of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to the Company by a direct or indirect parent company of the Company from any public Equity Offering; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (2)(B)(i)(b) of Section 4.07(a) hereof or any portion of Incremental Funds resulting from clause (2)(B)(i)(b) of Section 4.07(a); and
     (16) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries; and
     (17) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the Issue Date;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (9) or (15) of this Section 4.07(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
     (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (17) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a) hereof, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07. For the avoidance of doubt, in no event will limited partner interests of the Company issued in kind as a distribution pursuant to the Partnership Agreement be considered to be a Restricted Payment.
Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:
     (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
     (b) However, the restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Indebtedness outstanding on the Issue Date, the Revolving Credit Facility and other Credit Facilities in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (2) this Indenture, the Notes and the Note Guarantees (and any Additional Notes and related guarantees under this Indenture);
     (3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;
     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (5) customary non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;
     (6) purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;
     (7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;
     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;
     (11) restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;
     (12) other Indebtedness of Restricted Subsidiaries that are non-Guarantors that is incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;
     (13) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary of the Company;
     (14) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (15) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary;

provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;
     (16) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive;
     (17) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (16); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing; and
     (18) provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary of the Company in connection with a sale and leaseback transaction.
Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Equity.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company or any other Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit and bankers’ acceptances under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (A) $500.0 million and (B) the sum of (i) $350.0 million and (ii) 30.0% of Consolidated Net Tangible Assets;

     (2) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent outstanding on the Issue Date;
     (3) the incurrence by the Company or any of its Restricted Subsidiaries (including any future Guarantor) of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related exchange guarantees to be issued pursuant to the Registration Rights Agreement;
     (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred equity, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (A) $40.0 million and (B) 5.0% of Consolidated Net Tangible Assets as of the date of such incurrence;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (12), (13), (15) or (16) of this Section 4.09(b);
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness and cash management pooling obligations and arrangements between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuers, or the Note Guarantee, in the case of a Guarantor; and
     (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
     (7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:
     (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

     (B) any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (7);
     (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations and Bank Product Obligations other than for speculative purposes;
     (9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness and cash management pooling obligations and arrangements of the Company or a Restricted Subsidiary of the Company; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
     (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, bid, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;
     (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;
     (12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary of the Company incurred or issued to finance an acquisition or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary of the Company in accordance with the terms of this Indenture; provided, however, that for any such Indebtedness outstanding under this clause (12) in excess of $40.0 million, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (12), after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:
     (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or
     (B) the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;
     (13) the incurrence by Foreign Subsidiaries of the Company of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (13), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13), not to exceed 10.0% of the total assets of the Foreign Subsidiaries of the Company as shown on the most recent balance sheet of the Company;

     (14) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
     (15) Contribution Indebtedness; and
     (16) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (A) $40.0 million and (B) 5.0% of Consolidated Net Tangible Assets as of the date of such incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (16) shall cease to be deemed incurred or outstanding for purposes of this Section 4.09 from and after the date on which the Company could have incurred such Indebtedness or Disqualified Stock or preferred equity under Section 4.09(a) without reliance upon this clause (16)).
     The Issuers will not incur, and the Company will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior priority basis.
     For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS No. 133) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted

Subsidiary of the Company may incur pursuant to this Section 4.09 will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (A) the Fair Market Value of such assets at the date of determination; and
     (B) the amount of the Indebtedness of the other Person.
Section 4.10 Asset Sales.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and
     (2) at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Additional Assets, or any combination thereof. For purposes of this provision, each of the following will be deemed to be cash:
     (A) any liabilities of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;
     (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;
     (C) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (C) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 2.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $15.0 million; and
     (D) any Capital Stock or assets of the kind referred to in clause (B), (D) or (E) of Section 4.10(b)(1) hereof.
     (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may:
     (1) apply such Net Proceeds, at its option:
     (A) to repay (w) Indebtedness and other Obligations under a Credit Facility secured by a Permitted Lien, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, (y) other Indebtedness that is pari passu with the Notes (provided, that in the case of this clause (y), the Issuers shall also equally and ratably reduce Indebtedness under the Notes by making an Asset Sale Offer to all Holders of Notes at a price payable in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to rights of Holders of Notes on the relevant record date to receive interest due on the relevant payment date), or (z) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company; or
     (B) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company; or
     (C) to make capital expenditures; or
     (D) to acquire other long-term assets that are used or useful in a Permitted Business; or
     (E) to invest in Additional Assets or make a Permitted Investment; or

     (2) enter into a binding commitment to apply the Net Proceeds pursuant to clauses (B), (C), (D) or (E) of Section 4.10(b)(1) hereof; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365-day period.
Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof will constitute “Excess Proceeds.” If at any time the aggregate amount of Excess Proceeds exceeds $20.0 million, or on any earlier date if the Company so elects, the Company will make an offer to all Holders of Notes (an “Asset Sale Offer”) and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary of the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into (or required to be purchased, prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis, based on the amounts tendered or required to be purchased, prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     (d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this Section 4.10 by virtue of such compliance.
     (e) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuers shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of this Section 4.10. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuers to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.10.

     (f) Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be purchased in part.
     (g) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that is to be purchased.
     (h) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Issuers default in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.
Section 4.11 Transactions with Affiliates.
     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $10.0 million, unless:
     (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (2) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11.
     (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:
     (1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

     (2) transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries;
     (3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
     (4) payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;
     (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company, and the granting and performance of registration rights in connection therewith;
     (6) Restricted Payments and Investments that do not violate Section 4.07 hereof;
     (7) loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;
     (8) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);
     (9) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders’ agreement or related documents to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise more disadvantageous to the Holders of the Notes taken as a whole than the original agreement as in effect on the Issue Date;
     (10) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
     (11) (x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of

Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;
     (12) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company where such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company;
     (13) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not, in the good faith judgment of the Board of Directors of the Company, materially more disadvantageous to the Holders of the Notes, taken as a whole); and
     (14) payments of fees and expenses in connection with any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Company.
Section 4.12 Liens.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise suffer to exist any Lien (the “Initial Lien”) of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, securing Indebtedness of the Company or the Guarantors unless all payments due under this Indenture and the Notes are secured on at least an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.
     Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien and any other Liens that would have triggered any Obligations pursuant to this Section 4.12.
Section 4.13 Business Activities.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14 Offer to Repurchase Upon Change of Control.
     (a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”)). Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes in accordance with Article 3 of this Indenture, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

     (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;
     (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not tendered will continue to accrue interest;
     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
     (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000;
provided that a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.14 by virtue of such compliance.
     (b) On the Business Day immediately preceding the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment.
     (c) On the Change of Control Payment Date, the Company will, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn; and

     (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
     The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.
     (d) The provisions described above in this Section 4.14 that require the Company to make a Change of Control Offer following a Change of Control are applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.14 with respect to a Change of Control, Holders are not permitted under this Indenture to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.
     (e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Company as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
     (f) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
     (g) The Company’s obligation to make a Change of Control Offer pursuant to this Section 4.14 may be waived or modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.
Section 4.15 Additional Note Guarantees.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary of the Company, after the Issue Date, then that newly acquired or created Domestic Subsidiary, if such Domestic Subsidiary guarantees any Indebtedness of the Company for borrowed money (other than intercompany debt), will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel who is satisfactory to the Trustee within 30 days of the date on which it was acquired or created. The form of such supplemental indenture is attached as Exhibit D hereto.

Section 4.16 Designation of Restricted and Unrestricted Subsidiaries.
     The Board of Directors of the Company may designate any Restricted Subsidiary, other than the Co-Issuer, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Company could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 4.09(a) hereof, or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.
Section 4.17 Changes in Covenants upon Notes being Rated Investment Grade.
     During any period of time and beginning on the day that (a) the Notes have an Investment Grade Rating and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and 4.16 hereof, and clause (4) of Section 5.01 shall terminate. During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.16 hereof.
     If the Company and its Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the previous paragraph (a “Fall-Away Period”) and, subsequently, the ratings assigned to the Notes are withdrawn or downgraded so the Notes no longer have an Investment Grade Rating then the Company and its Restricted Subsidiaries will thereafter again be subject to these covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal or downgrade will be calculated as if Section 4.07 hereof had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions that occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in this Indenture or cause an Event of Default hereunder.
Section 4.18 Restrictions on Activities of the Co-Issuer.
     The Co-Issuer will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that the Co-Issuer may be a co-obligor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Subsidiaries (other than the Co-Issuer).
ARTICLE 5
SUCCESSORS
Section 5.01 Consolidation, Amalgamation, Merger, or Sale of Assets.
     The Company will not, directly or indirectly: (i) consolidate, amalgamate or merge with or into another Person (whether or not the Company is the surviving entity); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Company’s properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:
     (1) either:
     (A) the Company is the surviving entity; or
     (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company, as the case may be, under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default or Event of Default exists; and
     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or (B) have had a Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries not less than the actual Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

     In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
     This Section 5.01 will not apply to any consolidation, amalgamation, merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries. Clauses (3) and (4) of this Section 5.01 will not apply to any consolidation, amalgamation or merger of the Company (1) with or into one of its Restricted Subsidiaries for any purpose or (2) with or into an Affiliate of the Company solely for the purpose of reincorporating the Company under the laws of the United States, any state of the United States or the District of Columbia.
Section 5.02 Successor Substituted.
     Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Co-Issuer” or “Issuers”, as the case may be, shall refer instead to the successor Person and not to the Company or Co-Issuer or Issuers, as the case may be), and may exercise every right and power of the Company or Co-Issuer or Issuers, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or Co-Issuer or Issuers, as the case may be herein; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of such Issuers’ properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
     Each of the following is an “Event of Default”:
     (1) default for 30 days in the payment when due of interest, or Additional Interest, if any, with respect to, the Notes;
     (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
     (3) failure by the Company or any of the Company’s Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
     (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the

Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of the Company’s Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary of the Company), if that default:
     (A) is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or
     (B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;
     (5) failure by the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company, to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;
     (6) any Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that, taken as a whole would constitute a Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors.
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against any Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company in an involuntary case;
     (B) appoints a custodian of any Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of any Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary; or
     (C) orders the liquidation of any Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; and
     (8) except as permitted by this Indenture, any Note Guarantee of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary of the Company, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture), or any Guarantor, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for ten days.
Section 6.02 Acceleration.
     In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof, with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
     Upon any such declaration, the Notes shall become due and payable immediately.
     In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting Payment Default on the Notes) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of Notes, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
Section 6.03 Other Remedies.
     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.
     Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes. Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
     Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
     Except to enforce the right to receive payment of principal, premium, if any, interest or Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
     (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07 Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.
     If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
     If the Trustee collects any money pursuant to this Article 6, or, after an Event of Default, any money or other property distributable in respect of the Issuers’ obligations under this Indenture, it shall pay out the money in the following order:
     First: to the Trustee (including any predecessor trustee), its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

     Third: to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
     (a) If an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, that a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this subsection (c) does not limit the effect of subsection (b) of this Section 7.01;
     (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 and 6.05 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each Issuer and such Officer’s name appears on the certificate described in Section 7.02(k).
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
     (j) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
Section 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or (iii) resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture. The Trustee will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06 Reports by Trustee to Holders.
     (a) Within 60 days after each July 1 beginning with the July 1 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).
     (b) A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted therefrom.
Section 7.07 Compensation and Indemnity.
     (a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of the Trustee’s agents and counsel.
     (b) The Issuers and each Guarantor, jointly and severally, will indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct. The Trustee will notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, will pay the reasonable and documented fees and expenses of such counsel provided, however that the Issuers and any Guarantor shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuers and the Guarantors, as applicable, and such parties in connection with such defense or if the subject matter will not adversely affect the business of the indemnified parties. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the termination for any reason of this Indenture, and the resignation or removal of the Trustee.
     (d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
     (f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.
     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10 hereof;
     (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (3) a custodian or public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting.
     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Issuers any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 7.10 Eligibility; Disqualification.
     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
     This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11 Preferential Collection of Claims Against the Issuers.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
     The Issuers may at any time, at the option of the Company’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
     Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company, the Co-Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company, the Co-Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
     (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, interest or Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
     (2) the Issuers’ obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 and Section 4.02 hereof;

     (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and
     (4) this Article 8.
     Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
     Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company, the Co-Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and clauses (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company, the Co-Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(5) hereof will not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
     In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
     (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a U.S. nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, interest and Additional Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
     (2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel who is reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that:
     (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

     (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel who is reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Lien securing such borrowing);
     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Company’s Subsidiaries is a party or by which the Issuers or any of the Company’s Subsidiaries is bound;
     (6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and
     (7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
     The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuers.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by an Issuer) will be discharged from such trust; and such Holder will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.
Section 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders.
     Notwithstanding Section 9.02 of this Indenture, without the consent of any Holders of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (3) to provide for the assumption of any Issuer’s or a Guarantor’s obligations to the Holders of Notes and Note Guarantees by a successor to such Issuer or such Guarantor pursuant to Article 5 or Article 10 hereof;
     (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any such Holder;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to conform the text of this Indenture, the Note Guaranttes or the Notes to any provision of the “Description of notes” section of the Offering Memorandum, to the extent that such provision in that “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;
     (7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or
     (8) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes and to release any Guarantor from a Note Guarantee in accordance with the terms of this Indenture.
     Upon the request of the Issuers accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
     After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.02 With Consent of Holders.
     Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.14 hereof) and the Notes or the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

     Upon the request of the Issuers accompanied by a resolution of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
     It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or extend the fixed maturity of any Note;
     (3) reduce the rate of or extend the time for payment of interest, including default interest, or premium on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);
     (5) make any Note payable in money other than that stated in the Notes;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders of Notes to receive payments of principal of, premium on, if any, interest or Additional Interest, if any, on, the Notes;
     (7) waive a redemption payment with respect to any Note (for the avoidance of doubt, a payment required by Sections 4.10 or 4.14 hereof is not a redemption payment);
     (8) release any Guarantor that is a Significant Subsidiary of the Company from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
     (9) make any change in the preceding amendment and waiver provisions or the provision of this clause (9).

Section 9.03 Compliance with Trust Indenture Act.
     Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors of each Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
NOTE GUARANTEES
Section 10.01 Guarantee.
     (a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
     (1) the principal of, premium on, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
     (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
     (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 10.02 Limitation on Guarantor Liability.
     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other

Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03 Intentionally Omitted.
Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.
     Except as otherwise provided in this Section 10.04, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company, the Co-Issuer or another Guarantor, unless:
     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (2) either:
     (A) such Guarantor is the surviving Person or the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or
     (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.
     In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
     Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into an Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Issuer or another Guarantor.
Section 10.05 Releases.
     The Note Guarantee of a Guarantor will be released:
     (1) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a

Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate Section 4.10 hereof;
     (2) in connection with any sale, disposition or transfer of Capital Stock of that Guarantor after which such Guarantor is no longer a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate Section 4.10 hereof;
     (3) if the Company designates any Material Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;
     (4) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof; or
     (5) upon the release of such Guarantor’s guarantee of, and other Obligations with respect to, all other Indebtedness of the Company for borrowed money (other than intercompany debt).
     Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, interest and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
     This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
     (1) either:
     (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or
     (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, interest and Additional Interest, if any, on the Notes to the date of maturity or redemption;
     (2) the Issuers or any Guarantor has paid or caused to be paid all other sums payable by it under this Indenture; and

     (3) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuers must deliver an Officers’ Certificate to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02 Application of Trust Money.
     Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.
Section 12.02 Notices.
     Any notice or communication by either Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
     If to either Issuer and/or any Guarantor:
Crestwood Midstream Partners LP

717 Texas Avenue, Suite 3150
Houston, Texas 77002
Facsimile No.: 832-519-2250
Attention: Chief Financial Officer
     With a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile No.: (212) 455-2502
Attention: Edward P. Tolley III, Esq.
     If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Facsimile No.: (713) 483-6954
Attention: Corporate Trust Administration
     Either Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Issuers mail a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 12.03 Communication by Holders with Other Holders.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Issuers to the Trustee to take any action under this Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Issuers shall furnish to the Trustee:
     (1) an Officers’ Certificate in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (2) an Opinion of Counsel in form reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06 Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees, Stockholders and Members.
     To the extent permitted by law no director, manager, officer, employee, incorporator, stockholder, partner or member of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.
     THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 12.09 Successors.
     All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.
Section 12.10 Severability.
     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.11 Counterpart Originals.
     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto any may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 12.12 Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of April 1, 2011

CRESTWOOD MIDSTREAM PARTNERS LP
By:	/s/ William G. Manias
	Name:	William G. Manias
	Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM FINANCE CORPORATION
By:	/s/ William G. Manias
	Name:	William G. Manias
	Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD GAS SERVICES OPERATING LLC
CRESTWOOD GAS SERVICES OPERATING GP LLC
COWTOWN GAS PROCESSING PARTNERS L.P.
By Crestwood Gas Services Operating GP LLC,
its general partner
COWTOWN PIPELINE PARTNERS L.P.
By Crestwood Gas Services Operating GP LLC,
its general partner
CRESTWOOD NEW MEXICO PIPELINE LLC

By:	/s/ William G. Manias
	Name:	William G. Manias
	Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD PIPELINE LLC CRESTWOOD PANHANDLE PIPELINE LLC CRESTWOOD ARKANSAS PIPELINE LLC
By:	/s/ William G. Manias
	Name:	William G. Manias
	Title:	Senior Vice President and Chief Financial Officer

[Signature page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Rafael Martinez
	Name:	Rafael Martinez
	Title:	Senior Associate

[Signature page to Indenture]

EXHIBIT A
[Face of Note]

CUSIP/ISIN ____________
7.75% Senior Note due 2019

No. ___	$____________*
CRESTWOOD MIDSTREAM PARTNERS LP
CRESTWOOD MIDSTREAM FINANCE CORPORATION
promises to pay to _____________ or registered assigns
the principal sum of ____________________________
DOLLARS on [                      ], 2019.
Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15
Dated: April 1, 2011

CRESTWOOD MIDSTREAM PARTNERS LP By Crestwood Gas Services GP LLC, its general partner
By:
Name:
Title:

CRESTWOOD MIDSTREAM FINANCE CORPORATION
By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST, COMPANY, N.A., as Trustee
By:
Authorized Signatory

[Back of Note]
7.75% Senior Notes due 2019
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) INTEREST. Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), and Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 7.75% per annum from April 1, 2011 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2011 until the principal hereof is due. The first Interest Payment Date shall be October 1, 2011. The Issuers will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of Notes represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of the Company’s Subsidiaries may act in any such capacity.
     (4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of April 1, 2011 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the

Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     The Notes are senior unsecured obligations of the Issuers. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.
     To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations of the Issuers under the Notes on a senior unsecured basis pursuant to the terms of the Indenture.
     (5) OPTIONAL REDEMPTION.
     (A) On any one or more occasions prior to April 1, 2014, the Issuers may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes issued after the Issue Date) at a redemption price equal to 107.75% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:
     (i) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Issuers and the Company’s Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
     (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.
     (B) On any one or more occasions after April 1, 2015, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date):

Year	Percentage

2015	103.8750%
2016	101.9375%
2017 and thereafter	100.0000%
     Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
     (C) On any one of more occasions prior to April 1, 2015, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).
     (D) Except pursuant to Section 3.07 of the Indenture, the Notes will not be redeemable at the Issuers’ option prior to April 1, 2015. The Issuers will not, however, be prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise.
     (6) MANDATORY REDEMPTION. The Issuers will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
     (7) NOTICE OF REDEMPTION. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000.
     (8) REPURCHASE AT THE OPTION OF HOLDER.
     (A) Upon the occurrence of Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase (subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (B) In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase the Notes upon certain Asset Sales.
     (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.
     (11) AMENDMENT, SUPPLEMENT AND WAIVER. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article 9 of the Indenture.
     (12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.
     (13) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuers at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal of, premium on, if any, and interest or Additional Interest, if any, on the Notes to redemption or maturity, as the case may be.
     (14) TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.
     (15) NO RECOURSE AGAINST OTHERS. To the extent permitted by law no director, manager, officer, employee, incorporator, member, stockholder or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 1, 2011, among the Issuers, the Guarantors and the Initial Purchasers named therein or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     (20) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
Crestwood Midstream Partners LP
717 Texas Avenue, Suite 3150
Houston, Texas 77002
Facsimile No.: (832) 519-2250
Attention: Chief Financial Officer

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint ______________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:
(Sign exactly as your name
appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:
     ☐  Section 4.10                     ☐ Section  4.14
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:
(Sign exactly as your name
appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note *
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of decrease	Amount of increase	of this Global Note	Signature of
	in Principal Amount	in Principal Amount	following such	authorized officer
	of	of	decrease	of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Crestwood Midstream Partners LP
717 Texas Avenue, Suite 3150
Houston, Texas 77002
Facsimile No.: (832) 519-2250
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Facsimile No.: (713) 483-6954
Attention: Corporate Trust Administration
     Re:        7.75% Senior Notes due 2019
     Reference is hereby made to the Indenture, dated as of April 1, 2011 (the “Indenture”), among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), and Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     ___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) such Transfer is being effected to the Issuers or a subsidiary of the Company thereof;
or
     (c) ¨ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
     4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name:
Title:

     Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(A)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP 226373 AA6), or

(ii)	☐ Regulation S Global Note (CUSIP U1300R AA0), or
(B)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold: [CHECK ONE]
(A)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP 226373 AA6), or

(ii)	☐ Regulation S Global Note (CUSIP U1300R AA0), or

(iii)	☐ Unrestricted Global Note (CUSIP 226373 AB4); or
(B)	☐ a Restricted Definitive Note; or

(C)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Crestwood Midstream Partners LP
717 Texas Avenue, Suite 3150
Houston, Texas 77002
Facsimile No.: (832) 519-2250
Attention: Chief Financial Officer
The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor
Houston, Texas 77002
Facsimile No.: (713) 483-6954
Attention: Corporate Trust Administration
     Re:        7.75% Senior Notes due 2019
        (CUSIP ____________)
     Reference is hereby made to the Indenture, dated as of April 1, 2011 (the “Indenture”), among Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), and Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     __________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name:
Title:

Dated: ______________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 201__, among __________________ (the “New Guarantor”), a __________________ and a Domestic Subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), and Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each other existing Guarantor under the Indenture referred to below and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
     WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, or supplemented, the “Indenture”), dated as of April 1, 2011, providing for the issuance of the Issuers’ 7.75% Senior Notes due 2019 (the “Notes”);
     WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
     1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. AGREEMENT TO GUARANTEE. The New Guarantor hereby unconditionally Guarantees, jointly and severally with all existing Guarantors (if any), on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
     3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
     4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

D-1

     5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
     6. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
     8. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.
     9. SEVERABILITY. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

D-2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: ____________, 20__

[NEW GUARANTOR]
By:
Name:
Title:

[COMPANY]
By:
Name:
Title:

[EXISTING GUARANTORS]
By:
Name:
Title:

[TRUSTEE]
By:
Authorized Signatory

D-3